SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2012

COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware	001-32329	51-0411678
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

	1200 Smith Street, Suite 2300 Houston, Texas	77002
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 621-9547

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual Awards under Long-Term Incentive Plan

On May 15, 2012, the Compensation Committee of the Board of Directors of Copano Energy, L.L.C. (“Copano”) completed its annual process of considering and making awards under Copano’s Long-Term Incentive Plan (“LTIP”), including awards to named executive officers.  The Committee approved awards in accordance with previously approved individual award targets and based on the closing price for Copano’s common units on the trading day immediately preceding the grant date.

Phantom Unit Award Agreement

The Committee also approved a new form of phantom unit award agreement for use with the 2012 annual LTIP awards and future awards of phantom units.  The revised award agreement provides that vesting as a result of death or disability would occur as of the date of termination of employment, rather than during a designated month, and eliminates a reference to Copano/Operations, Inc., the counterparty under an administrative services agreement with Copano that was terminated in 2011.  A copy of the award agreement is filed as Exhibit 99.1 to this report.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 17, 2012, Copano held its annual meeting of unitholders.  The proposals acted upon are summarized below, together with the voting results.

Unitholders elected eight directors to serve until Copano’s annual meeting in 2013.

Proposal One -- Election of Directors
Nominee	For	Witheld	Broker Non-Votes
James G. Crump	49,645,376	323,301	27,425,854
Ernie L. Danner	49,663,425	305,252	27,425,854
Scott A. Griffiths	49,731,493	237,184	27,425,854
Michael L. Johnson	49,742,977	225,700	27,425,854
Michael G. MacDougall	49,727,866	240,811	27,425,854
R. Bruce Northcutt	49,691,848	276,829	27,425,854
T. William Porter	49,692,580	276,097	27,425,854
William L. Thacker	49,692,263	276,414	27,425,854

Unitholders also approved a proposal to ratify the Audit Committee’s selection of Deloitte & Touche LLP as Copano’s independent registered public accounting firm for 2013.

Proposal 2 -- Ratification of Audit Committee Selection of Independent Auditor
For	Against	Abstain	Broker Non-Votes
76,623,287	692,244	79,000	—

Item 9.01. Financial Statements and Exhibits.

(d)                                  Exhibits.

Exhibit No.	Description

99.1	Form of Phantom Unit Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.
May 21, 2012	By:	/s/ Douglas L. Lawing
Douglas L. Lawing Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Form of Phantom Unit Award Agreement